Exhibit 99.1

Press Release

Spirit Realty Capital, Inc. Announces Expanded $1.62 Billion

Unsecured Credit Facility

Dallas, Texas, January 14, 2019 (PRNewswire) – Spirit Realty Capital, Inc. (NYSE:SRC) (“Spirit” or the “Company”), a net-lease real estate investment trust (REIT) that invests in single-tenant, operationally essential real estate, today announced that the Company has closed on a new $1.62 billion unsecured credit facility, comprised of an $800 million unsecured revolving credit facility due March 2023, a $420 million unsecured term loan due March 2024 and a $400 million unsecured term loan due March 2022. The Company has the ability to further increase the borrowing capacity of the credit facility to $2.42 billion in aggregate, subject to certain conditions. In conjunction with the new credit facility, the Company has entered into a $400 million swap transaction that fixes LIBOR (London Interbank Offered Rate) for five years at a rate of 2.816% beginning February 2019.

“We are pleased to announce the completion of our new credit facility, which provides us ongoing access to efficiently priced capital, resolves our near-term debt maturities and maintains balance sheet flexibility. We believe the quality of our portfolio and platform allowed us to achieve a strong execution and we thank all of our banking partners for their commitments,” said Michael Hughes, Chief Financial Officer and Treasurer of Spirit. “We will use this expanded facility to fund the long-term growth of our real estate portfolio and address our maturing convertible notes.”

The new $800 million unsecured revolving credit facility replaces the Company’s existing $800 million unsecured facility. The revolving credit facility matures in March 2023 and includes two six-month extensions that can be exercised at the Company’s option. Borrowings under the new facility, based on the Company’s current BBB-/Baa3 credit ratings, bear interest at LIBOR plus 110 basis points with a facility commitment fee of 25 basis points, for all-in drawn pricing of 135 basis points over LIBOR. This compares to all-in drawn pricing of 150 basis points over LIBOR under the previous facility. The capacity of the new unsecured revolving credit facility can be increased to $1.2 billion with the accordion expansion feature. A total of 14 lenders participated in this facility, including JP Morgan Chase Bank, N.A. as a Joint Bookrunner and Administrative Agent. Merrill Lynch, Pierce, Fenner & Smith Incorporated served as a Joint Bookrunner and Syndication Agent. U.S. Bank National Association, SunTrust Robinson Humphrey, Inc., The Bank of Nova Scotia and Wells Fargo Securities, LLC N.A. served as Joint-Lead Arrangers. Regions Bank, Royal Bank of Canada, Fifth Third Bank, Mizuho Bank, Ltd., Citizens Bank, N.A., Capital One, National Association, Morgan Stanley Senior Funding, Inc., N.A. and Associated Bank, National Association served as Managing Agents.

The new $420 million unsecured term loan replaces the Company’s existing $420 million unsecured term loan. Borrowings under the new term loan bear interest at LIBOR plus 125 basis points, based on the Company’s current credit rating. This compares to pricing of 135 basis points over LIBOR under the previous facility. The capacity of the unsecured term loan can be increased to $620 million with the accordion expansion feature. A total of 13 lenders participated in this term loan, including JP Morgan Chase Bank, N.A. as a Joint Bookrunner and Administrative Agent. U.S. Bank National Association served as a Joint Bookrunner and Syndication Agent. Regions Capital Markets, Royal Bank of Canada and Fifth Third Bank served as Joint-Lead Arrangers. Bank of America, N.A., SunTrust Bank, The Bank of Nova Scotia, Wells Fargo Bank, N.A., Mizuho Bank, Ltd., Citizens Bank, N.A., Capital One, National Association and Associated Bank, National Association served as Managing Agents.

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The new $400 million unsecured term loan includes a delayed funding feature and the Company expects to fully draw loan proceeds in May to retire the $402.5 million unsecured convertible senior notes due May 2019, which bear interest at 2.875%. Borrowings under the $400 million unsecured term loan bear interest at LIBOR plus 125 basis points, based on the Company’s current credit rating. The capacity of the unsecured term loan can be increased to $600 million with the accordion expansion feature. A total of 13 lenders participated in this term loan, including Merrill Lynch, Pierce, Fenner & Smith Incorporated as a Joint Bookrunner and Administrative Agent. SunTrust Robinson Humphrey, Inc. served as a Joint Bookrunner and Syndication Agent. Mizuho Bank, Ltd., Citizens Bank, N.A. and Capital One, National Association served as Joint-Lead Arrangers. JP Morgan Chase Bank, N.A., U.S. Bank National Association, The Bank of Nova Scotia, Wells Fargo Bank, N.A., Regions Bank, Royal Bank of Canada, Fifth Third Bank and Associated Bank, National Association served as Managing Agents.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in high-quality, operationally essential real estate, subject to long-term net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties.

As of September 30, 2018, our diversified portfolio was comprised of 1,523 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 28.7 million square feet, are leased to approximately 252 tenants across 49 states and 32 industries.

Investor Contact:

(972) 476-1403

InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and Spirit may not be able to realize them. Spirit does not guarantee

Press Release

that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual and future events or results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s continued ability to implement its business strategy and source new investments; risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of Spirit’s common stock, conditions of the equity and debt capital markets, and ability to access debt and equity capital markets, generally); Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Spirit’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from Spirit’s expectations, dependence on tenants’ financial condition and operating performance, competition from other developers, owners and operators of real estate, tenant defaults, potential liability relating to environmental matters, potential illiquidity of real estate investments, condemnations, and potential damage from natural disasters); the financial performance of Spirit’s tenants and the demand for retail and restaurant space, particularly with respect to challenges being experienced by general merchandise retailers; risks associated with Spirit’s failure or unwillingness to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended; Spirit’s ability to diversify its tenant base; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations, including Spirit Realty, L.P.’s external management of SMTA; uncertainties as to the impact of the spin-off by Spirit of the assets that collateralize Master Trust 2014, properties leased to Shopko, and certain other assets into Spirit MTA REIT on May 31, 2018 (“spin-off”) on Spirit’s business; and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are based on information that was available, and speak only, as of the date on which they were made. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.